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                                                                   Exhibit 10.5


                           LOAN AND SECURITY AGREEMENT

            This LOAN AND SECURITY AGREEMENT is entered into as of May __, 1999, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02481, doing business under the name Silicon Valley East" ("Bank") and OPUS360 CORPORATION, a Delaware corporation with its chief executive office located at 733 3rd Avenue, New York, New York, 10017 ("Borrower").

                                    RECITALS

            Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

            The parties agree as follows:

                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

1.1   DEFINITIONS.

      As used in this Agreement, the following terms shall have the following definitions:

            "Accounts" means all presently existing and hereafter arising accounts, contract rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

            "Advance" or "Advances" means a loan advance under the Committed Revolving Line.

            "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Person's managers and members.

            "Agreement" means this Loan and Security Agreement.

            "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees
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and expenses incurred in amending, enforcing or defending the Loan Documents,
(including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought.

            "Borrower's Books" means all of Borrower's books and records, including, without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which banks in the Commonwealth of Massachusetts are authorized or required to close.

            "Closing Date" means the date of this Agreement.

            "Code" means the Massachusetts Uniform Commercial Code.

            "Collateral" means the property described on EXHIBIT A attached hereto.

            "Committed Revolving Line" means a credit extension of up to Seven Hundred Fifty Thousand Dollars ($750,000.00).

            "Committed Equipment Line" means a credit extension of up to Two Hundred Fifty Thousand Dollars ($250,000.00).

            "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to
(i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; PROVIDED, HOWEVER, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; PROVIDED, HOWEVER, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

            "Credit Extension" means each Advance, Equipment Advance, Letter of Credit, or any other extension of credit by Bank for the benefit of Borrower hereunder.

            'Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.


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            "Equipment Advance" has the meaning set forth in Section 2.1.3.

            "Equipment Availability End Date" has the meaning set forth in
Section 2.1.3.

            "Equipment Maturity Date" means the date which is four (4) years from the Closing Date.

            "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

            "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

            "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including, without limitation, reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

            "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

            "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, pans, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

            "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

            "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

            "Letter of Credit" means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.2.

            "Letter of Credit Reserve" has the meaning set forth in Section
2.1.2.

            "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.


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            "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other present or future agreement entered into between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated from time to time.

            "Material Adverse Effect" means a material adverse affection (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

            "Maturity Date" means, as applicable, (i) the Revolving Maturity Date with respect to the Committed Revolving Line, and (ii) the Equipment Maturity Date with respect to the Committed Equipment Line.

            "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, and any notes, drafts, instruments, securities, documents of title, or chattel paper, owned by or payable to Borrower.

            "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

            "Payment Date" means the first (1st) calendar day of each month commencing on the first such date after the Closing Date and ending on the Revolving Maturity Date.

            "Permitted Indebtedness" means:

         (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

         (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

         (c) Subordinated Debt;

         (d) Indebtedness to trade creditors incurred in the ordinary course of business;

         (e) Indebtedness in connection with capital and operating leases in the ordinary course of business; and

         (f) Indebtedness secured by Permitted Liens.

            "Permitted Investment" means:

         (a) Investments existing on the Closing Date disclosed in the Schedule; and


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         (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

            "Permitted Liens" means the following:

         (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

         (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP, PROVIDED, the same have no priority over any of Bank's security interests;

         (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such equipment at the time of its acquisition, PROVIDED, that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

         (d) Leases or subleases and licenses or sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor, or under any lease or license provided that such leases, subleases, licenses and sublicenses do not prohibit the grant of the security interest granted hereunder; and

         (e) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, PROVIDED, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

            "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

            "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate" whether or not such announced rate is the lowest rate available from Bank.

            "Responsible Officer" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

            "Revolving Maturity Date" means the date which is one (1) year from the Closing Date.


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            "Schedule" means the schedule of exceptions attached hereto, if any.

            "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

            "Subsidiary" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

            "Tangible Net Worth" means as of any applicable date, the consolidated total assets of Borrower and its Subsidiaries MINUS, without duplication, (i) the sum of any mounts attributable to (a) goodwill, CO) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, AND (ii) Total Liabilities.

            "Total Liabilities" means as of any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

1.2   ACCOUNTING AND OTHER TERMS.

      All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made .in accordance with GAAP. When used herein, the term 'financial statements' shall include the notes and schedules thereto. The terms "including" or "includes" shall always be read as meaning "including (or includes) without limitation", when used herein or in any other Loan Document.

                                   ARTICLE II

                            LOAN AND TERMS OF PAYMENT

2.1   CREDIT EXTENSIONS.

      Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with this terms hereof.

          2.1.1 (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed (i) the Committed Revolving Line minus (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), PROVIDED, HOWEVER, that Credit Extensions under the Committed Revolving Line for other than Letters of Credit shall in no event exceed the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) at any time. Subject to the terms and


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conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

            (b) Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Eastern time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account.

            (c) The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

      2.1.2 LETTERS OF CREDIT.

            (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount not to exceed the Committed Revolving Line, minus (ii) the then outstanding principal balance of the Advances. Each Letter of Credit shall have an expiry date no later than the Revolving Maturity Date. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement.

            (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

            (c) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

            (d) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Revolving Line (the "Letter of Credit Reserve") for letters of credit against fluctuations in currency exchange rates, in


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

an amount equal to ten percent (10%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such letter of credit remaining outstanding.

      2.1.3 EQUIPMENT ADVANCES.

            (a) Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through the date which is one (1) year from the Closing Date (the "Equipment Availability End Date"), Bank agrees to make advances (each an "Equipment Advance" and collectively, the "Equipment Advances") to Borrower in an aggregate outstanding amount not to exceed the Committed Equipment Line. To evidence the Equipment Advance or Equipment Advances, Borrower shall deliver to Bank, at the time of each Equipment Advance request, an invoice for the equipment to be purchased. The Equipment Advances shall be used only to purchase Equipment and shall not exceed one hundred percent (100%) of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense.

            (b) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.3(a) and shall be payable monthly for each month through the month in which the Equipment Availability End Date falls. Any Equipment Advances that are outstanding on the Equipment Availability End Date will be payable in thirty-six (36) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of the month following the Equipment Availability End Date and ending on the Equipment Maturity Date. Equipment Advances, once repaid, may not be reborrowed.

            (c) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of EXHIBIT B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for the Equipment to be financed.

2.2   OVERADVANCES.

       If, at any time or for any reason, the mount of Obligations owed by Borrower to Bank pursuant to Section 2.1.1 and 2.1.2 of this Agreement is greater than the Committed Revolving Line, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

2.3   INTEREST RATES, PAYMENTS AND CALCULATIONS.

            (a) INTEREST RATE. Except as set forth in Section 2.3(b), any Advances and Equipment Advances shall bear interest, on the average daily balance thereof, at a per-annum rate equal to one and one quarter (1.25%) percentage points above the Prime Rate.

            (b) DEFAULT RATE. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.


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

            (c) PAYMENTS. Interest hereunder shall be due and payable on each Payment Date. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number ______________ for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank has made against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

            (d) COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an mount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three-hundred sixty (360) day year for the actual number of days elapsed.

2.4   CREDITING PAYMENTS.

      Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment whether directed to Borrower's deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Eastern time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.5   FEES.

      Borrower shall pay to Bank the following:

            (a) LETTER OF CREDIT FEE. A Letter of Credit Fee equal to one and one half (I .50 %) percent the face amount of each Letter of Credit issued, which fee shall be due ,and payable upon the issuance of the applicable Letter of Credit;

            (b) FINANCIAL EXAMINATION AND APPRAISAL FEES. Bank's customary fees and out-of-pocket expenses for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

            (c) BANK EXPENSES. Upon demand from Bank, including, without limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.


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

2.6   ADDITIONAL COSTS.

      In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

            (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

            (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

            (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

2.7   TERM.

      Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank's lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

                                  ARTICLE III

                               CONDITIONS OF LOANS

3.1   CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

      The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

            (a) this Agreement;


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

            (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

            (c) a negative pledge agreement covering intellectual property;

            (d) an opinion of Borrower's counsel;

            (e) financing statements (Forms UCC-1);

            (f) a Warrant Agreement, together with an Antidilution Agreement and Registration Rights Agreement;

            (g) insurance certificate;

            (h) payment of the fees and Bank Expenses then due specified in
Section 2.5 hereof;

            (i) Certificate of Good Standing and Foreign Qualification (if applicable); and

            (j) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2   CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

      The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

            (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

            (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

                                   ARTICLE IV

                          CREATION OF SECURITY INTEREST

4.1   GRANT OF SECURITY INTEREST.

      Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing


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Collateral, and will constitute a valid, first priority security interest in
Collateral acquired after the date hereof. Borrower acknowledges that Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

4.2   DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

      Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

4.3   RIGHT TO INSPECT.

      Bank (through any of its officers, employees or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants as follows:

5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

5.2   DUE AUTHORIZATION: NO CONFLICT.

      The execution, delivery and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles/Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

5.3   NO PRIOR ENCUMBRANCES.

      Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

5.4   BONA FIDE ACCOUNTS.

      The Accounts are bona fide existing obligations. The service or property giving rise to such Accounts has been performed or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any financial information delivered to the Bank.

5.5   MERCHANTABLE INVENTORY.

      All Inventory is in all material respects of good and marketable quality, free from all material defects.

5.6   NAME: LOCATION OF CHIEF EXECUTIVE OFFICE.

      Except as disclosed in the Schedule, Borrower has not done business and will not without at least thirty (30) days prior written notice to Bank do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in
Section 10 hereof.

5.7   LITIGATION.

      There are no actions or proceedings pending, or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank' s security interest in the Collateral.

5.8   NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

      All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date.

5.9   SOLVENCY.

      Borrower is able to pay its debts (including trade debts) as they mature.

5.10  REGULATORY COMPLIANCE.

      Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect

5.11  ENVIRONMENTAL CONDITION.

      None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, sate or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

5.12  TAXES.

      Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except those being contested in good faith by proper proceedings with adequate reserves under GAAP.

5.13  SUBSIDIARIES.

      Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

5.14  GOVERNMENT CONSENTS.

      Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

5.15  FULL DISCLOSURE.

      No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary, in order to make the statements contained in such certificates or statements not misleading.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

6.1   GOOD STANDING.

      Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

6.2   GOVERNMENT COMPLIANCE.

      Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

6.3   FINANCIAL STATEMENT, REPORTS, CERTIFICATES.

      Borrower shall deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its securityholders or to any holders of Subordinated Debt; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

      Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of EXHIBIT C hereto.

6.4   INVENTORY; RETURNS.

      Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrowers and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

6.5   TAXES.

      Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bark, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is (i) contested in good faith by appropriate proceedings, (ii) is reserved against (to the extent required by GAAP) by the Borrower and (iii) no lien other than a Permitted Lien results.

6.6   INSURANCE.

            (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

            (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. At Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank; be payable to Bank to be applied on account of the Obligations.

6.7   PRINCIPAL DEPOSITORY ACCOUNT.

      Borrower shall maintain a depository account with Bank.

6.8   TANGIBLE NET WORTH.

      Borrower shall maintain, as of the last day off each calendar month, a Tangible Net Worth of not less than Two Million Dollars ($2,000,000).

6.9   FURTHER ASSURANCES.

      At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

      Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

7.1   DISPOSITIONS.

      Convey, sell, lease, transfer or otherwise dispose of (collectively, a 'Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers: (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business; or (iv) of worn-out or obsolete Equipment.

7.2   CHANGES IN BUSINESS, OWNERSHIP, OR MANAGEMENT, BUSINESS LOCATIONS.

      Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership or management, PROVIDED HOWEVER, that the Bank acknowledges that ownership of the Borrower may change due to its anticipated equity round of financing which shall (a) not exceed $20,000,000.00 in the aggregate, and (b) be completed or before November 1, 1999. Borrower will not, without at least thirty (30) days prior written notification to Bank, relocate its chief executive office or add any new offices or business locations.

7.3   MERGERS OR ACQUISITIONS.

      Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person unless, with respect to acquisitions only:
(A) (i) there is no Event of Default hereunder, AND (ii) that any such acquisition will not result, on a prospective basis, in the breach of any of the covenants, terms and conditions hereunder, AND (iii) that such merger, consolidation or acquisition is in the same or similar of business as the Borrower, AND (iv) the Borrower is the surviving legal entity, AND (v) the Borrower provides the Bank with at least forty five (45) days advance notice of such intended or acquisition in which the Borrower shall not be the surviving legal entity to enable the Bank to ensure the continued perfection of its security interest in the Collateral and address any issues relative to the effect of such acquisition upon this Agreement, the costs of which shall be borne by the Borrower, AND (vi) no indebtedness (either direct or contingent) is assumed by the Borrower in connection with such transaction without the Bank's prior written consent, AND (vii) such acquisition does not result in a change in the net worth (as determined in accordance with GAAP) of the Borrower equal to or greater than twenty percent (20%) OR (B) (i) all Obligations of the Borrower are repaid in connection with such acquisition, AND (ii) this Agreement (and any commitment by the Bank to make Credit Extensions hereunder) is terminated.

7.4   INDEBTEDNESS.

      Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

7.5   ENCUMBRANCES.

      Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

7.6   DISTRIBUTION.

      Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

7.7   INVESTMENTS.

      Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.8   TRANSACTIONS WITH AFFILIATES.

      Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

7.9   SUBORDINATED DEBT.

      Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

7.10  INVENTORY.

      Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of any warehouse receipt coveting such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth, in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and fries a financing statement where needed to perfect Bank's security interest

7.11  COMPLIANCE.

      Become an "investment company" or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extruding credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral; or permit any of its Subsidiaries to do any of the foregoing.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

8.1   PAYMENT DEFAULT.

      If Borrower fails to pay, when due, any of the Obligations.

8.2   COVENANT DEFAULT.

            (a) If Borrower fails to perform any obligation under Sections 6.3, 6.5, 6.6, 6.7, or 6.8 or violates any of the covenants contained in Article 7 of this Agreement; or

            (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within tell (10) days after the occurrence thereof; PROVIDED, HOWEVER, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an

Event of Default (provided that no Advances will be required to be made during such cure period);

8.3   MATERIAL ADVERSE CHANGE.

      If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligation or
(iii) is a material impairment of the value or priority of Bank's security interests in the Collateral;

8.4   ATTACHMENT.

      If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is fried of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

8.5   INSOLVENCY.

      If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 30 days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

8.6   OTHER AGREEMENT.

      If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000.00) or that could haven Material Adverse Effect;

8.7   SUBORDINATED DEBT.

      If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

8.8   JUDGMENTS.

      If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000.00) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

8.9   MISREPRESENTATIONS.

      If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Bank by Borrower or any Person acting on Borrower's behalf pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

                                   ARTICLE IX

                           BANK'S RIGHTS AND REMEDIES

9.1   RIGHTS AND REMEDIES.

      Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

            (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section
8.5 all Obligations shall become immediately due and payable without any action by Bank);

            (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

            (c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

            (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

            (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge in order to exercise any of Bank's lights or remedies provided herein, at law, inequity, or otherwise;

            (f) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

            (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this
Section 9.1, Borrower's rights under all licenses and all franchise: agreements shall inure to Bank's benefit;

            (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such mariner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

            (i) Bank may credit bid and purchase any Collateral at any public sale, or at any private sale as permitted by law; and

      Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

9.2   POWER OF ATTORNEY.

      Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to:
(a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, draft against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decision with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for mounts and upon terms which Bank determines to be reasonable; and (f) to file, units sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

9.3   ACCOUNTS COLLECTION.

      Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4   BANK EXPENSES.

      If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in
Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5   BANK'S LIABILITY FOR COLLATERAL.

      So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

9.6   REMEDIES CUMULATIVE.

      Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

9.7   DEMAND; PROTEST.

      Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

                                    ARTICLE X

                                     NOTICES

      Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

            If to Borrower:

            Opus360 Corporation
            733 3rd Avenue New York, New York 10017
            Attn:___________________
            FAX:___________________

            with a copy to:

            O'Sullivan, Graev & Karabell
            30 Rockefeller Plaza
            New York, New York, 10012
            Attn: James Moriarty, Esquire
            FAX: (212) 728-5950

            If to Bank:

            Silicon Valley Bank
            40 William Street
            Wellesley, Massachusetts 02481
            Attn: Mr. Douglas W. Marshall
            FAX: (781) 431-9906


            with a copy to:

            Riemer & Braunstein
            Three Center Plaza

            Boston, Massachusetts 02108
            Arm: David A. Ephraim, Esquire
            FAX: (617) 723-6831

            The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

                                   ARTICLE XI

                      CHOICE OF LAW AND VENUE; JURY WAIVER

            The laws of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY,THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.

            BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

                                  ARTICLE XII

                               GENERAL PROVISIONS

12.1  SUCCESSORS AND ASSIGNS.

      This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; PROVIDED, HOWEVER, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, fights and benefits hereunder.

12.2  INDEMNIFICATION.

      Borrower shall, indemnify, defend, protect and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated fly the Loan Documents; and (h) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3  TIME OF ESSENCE.

      Time is of the essence for the performance of all obligations set forth in this Agreement.

12.4  SEVERABILITY OF PROVISIONS.

      Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.5  AMENDMENTS IN WRITING, INTERPRETATION.

      This Agreement cannot be mended or terminated except by a writing signed by Borrower and Bank. All prior agreements, understandings, representations, warranties and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

12.6  COUNTERPARTS.

      This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.7  SURVIVAL.

      All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. Tile obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

12.8  CONFIDENTIALITY.

      In handling any confidential information, Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their presents or prospective business relations with

Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank, and (v) as Bank may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank or becomes part of the public domain after disclosure to Bank through no fault of Bank; or Co) is disclosed to Bank by a third parry, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

12.9  COUNTERSIGNATURE.

      This Agreement shall become effective only when it shall have been executed by Borrower and Bank (PROVIDED, HOWEVER, in no event shall this Agreement become effective until signed by an officer of Bank in California).

      IN WITNESS WHEREOF, the parties hereto have earned this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

                                    OPUS360 CORPORATION


                                    By: /s/
                                       -----------------------------------------

                                    Title: (CHIEF EXECUTIVE OFFICER)


                                    SILICON VALLEY, D/B/A SILICON VALLEY EAST


                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    SILICON VALLEY BANK


                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------
                                          (Signed in Santa Clara County,
                                           California)

                                    EXHIBIT A

            The Collateral shall consist of all right, tide and interest of Borrower in and to the following:

         (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing, wherever located;

         (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including such inventory as is temporarily out of Borrower's custody or possession or in transit and, including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of rifle representing any of the above, and Borrower's Books relating to any of the foregoing;

         (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, claims, literature, reports, catalogs, income tax refunds, payments of insurance and rights to payment of any kind;

         (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

         (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing; and

         (f) Any and all claims, fights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

            Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, trademarks, servicemarks and applications therefor; any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., E.S.T.

TO CENTRAL CLIENT SERVICE DIVISION                    DATE:___________________

                                                      TIME:___________________
FAX# (781) 431-0755

FROM:___________________________________________________________________________
              BORROWER'S NAME

FROM:___________________________________________________________________________
              AUTHORIZED SIGNER'S NAME

--------------------------------------------------------------------------------
              AUTHORIZED SIGNATURE

FROM:_________________________________________________________________________

FROM ACCOUNT#________________________ TO ACCOUNT#_____________________________

--------------------------------------------------------------------------------
REQUESTED TRANSACTION TYPE               REQUEST DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)             $
PRINCIPAL PAYMENT (ONLY)                 $
INTEREST PAYMENT (ONLY)                  $
PRINCIPAL AND INTEREST (PAYMENT)         $


OTHER INSTRUCTIONS:
--------------------------------------------------------------------------------

      All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Advance Request; PROVIDED, HOWEVER, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

--------------------------------------------------------------------------------
                                 BANK USE ONLY:
                               TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

-----------------------------
     Authorized Requester
                              ------------------------------
                              Authorized Signature (Bank)
                              Phone#________________________
--------------------------------------------------------------------------------

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK

FROM:  OPUS360 CORPORATION

            The undersigned authorized officer of OPUS360 CORPORATION hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending __________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT        REQUIRED                           COMPLIES

Monthly financial
statements Annual (CPA    Monthly within 30 days             Yes   No
Audited)                  FYE within 120 days                Yes   No

FINANCIAL COVENANT        REQUIRED                ACTUAL     COMPLIES

Maintain on a Monthly
Basis:

Minimum Tangible Net
Worth                     $2,000,000.00           $________  Yes   No


Comments Regarding Exceptions:                    ======================
                                                      BANK USE ONLY
Sincerely,                                        RECEIVED
                                                  BY:___________________
________________  Date:____________
SIGNATURE                                         DATE:
                                                  REVIEWED
________________                                  BY:___________________
TITLE
                                                  COMPLIANCE STATUS:
                                                  YES/NO
                                                  ======================

--------------------------------------------------------------------------------

                               SILICON VALLEY BANK

                              LOAN ARRANGEMENT WITH

                               OPUS360 CORPORATION

                             ________________, 1999

--------------------------------------------------------------------------------

                                 DOCUMENT AGENDA

                                                                  RESPONSIBLE
                                                                    PARTY(1)
                                                                    --------

A.    AUTHORITY DOCUMENTS

      1.    Certificate of Incorporation, as amended                Borrower

      2.    By-Laws, as amended                                     Borrower

      3.    Certificate of Legal Existing/Good Standing                BC

      4.    Foreign Qualification                                      BC

      5.    Secretary's Certificate of Authority and Incumbency        BC

      6.    Corporate Borrowing Resolution (Silicon Valley Bank Form)  LC

B.    LOAN DOCUMENTS

      7.    Loan and Security Agreement                                LC

      8.    Compliance Certificate                                     LC

      9.    UCC-1 Financing Statements

            (a)   Secretary of State of New York

            (b)   City of New York

            (c)   Other Locations, if any                              LC

----------
(1) LC = Lender's Counsel - Riemer & Braunstein
    BC = Borrower's Counsel

                                                                  RESPONSIBLE
                                                                    PARTY(1)
                                                                    --------

      10.   Legal Option as to Authority/Enforceability                BC

      11.   Negative Pledge Agreement                                  LC

      12.   UCC-1 Financing Statements

            (a)   Secretary of State of New York

            (b)   City of New York

            (c)   Other Locations, if any                              LC

      13. Perfection Certificate (to be delivered by Borrower prior to closing)

      14.   Warrant to Purchase Stock                                  LC

      15.   Antidilution Agreement                                     LC

C.    MISCELLANEOUS

      16.   UCC Searches                                               LC

      17.   Payoff Existing Lienholders                                LC

      18.   Certificate of Insurance                                   BC

IRREVOCABLE STANDY LETTER OF CREDIT NO. SVB99IS1450
DATED JUNE 11, 1999


INSTRUCTION TO THE NEGOTIATING BANK:
UPON OUR RECEIPT OF DOCUMENT IN STRICT COMFORMANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, WE WILL REMIT FUNDS ACCORDING TO YOUR INSTRUCTIONS.


DOCUMENTS MUST BE SENT TO US VIA OVERNIGHT COURIER (I.E. FEDERAL EXPRESS, UPS, DHL OR ANY OTHER EXPRESS COURIER) AT OUR ADDRESS:

            SILICON VALLEY BANK
            3303 TASMAN DRIVE,
            SANTA CLARA, CA  95054
            ATTN:  INTERNATIONAL DIVISION.

WE HEREBY ENGAGE WITH DRAWERS AND/OR BONAFIDE HOLDERS THAT DRAFT(S) DRAWN UNDER AND NEGOITATED IN CONFORMANCE WITH THE TERMS AND CONDITIONS OF THE SUBJECT CREDIT WILL BE DULY HONORED ON PRESENTATION.

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION 500.


---------------------------         -------------------------------
AUTHORIZED SIGNATURE                AUTHORIZED SIGNATURE

                                                               EXECUTION VERSION


                             ANTIDILUTION AGREEMENT


         THIS ANTIDILUTION AGREEMENT is entered into as of , 1999, by and between Silicon Valley Bank ("Purchaser") and the Company whose name appears on the last page of this Antidilution Agreement.

                                    RECITALS

         A. Concurrently with the execution of this Antidilution Agreement, the Purchaser is purchasing from the Company a Warrant (the "Warrant") pursuant to which Purchaser has the right to acquire from the Company the Shares (as defined in the Warrant).

         B. By this Antidilution Agreement, the Purchaser and the Company desire to set forth the adjustment in the number of Shares issuable upon exercise of the Warrant as a result of a Diluting Issuance (as defined in the Warrant).

         C. Capitalized terms used herein shall have the same meaning as set forth in the Warrant.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         As used in this Antidilution Agreement, the following terms have the following respective meanings:

         "Option" means any right, option, or warrant to subscribe for, purchase, or otherwise acquire Common Stock or Convertible Securities.

         "Convertible Securities" means any evidences of indebtedness, shares of stock, or other securities directly or indirectly convertible into or exchangeable for Common Stock.

         "Issue" means to grant, issue, sell, assume, or fix a record date for determining persons entitled to receive, any security (including Options), whichever of the foregoing is the first to occur.

         "Additional Common Shares" means all Common Stock (including reissued shares) Issued (or deemed to be issued pursuant to Section 2) after the date of the Warrant. Additional Common Shares does not include, however, any Common Stock Issued upon conversion of Options and Convertible Securities outstanding as of the date of the Warrant; the Shares; or Common Stock Issued pursuant to a stock option plan, as an incentive to, or in a nonfinancing transaction to employees, officers, directors, or consultants to the Company which was approved by the Board of Directors of the Company prior to the date of the Warrant.

                                   ARTICLE II

                   DEEMED ISSUANCE OF ADDITIONAL COMMON SHARES

         The shares of Common Stock ultimately issuable upon exercise of an Option (including the shares of Common Stock ultimately issuable upon conversion or exercise of a Convertible Security issuable pursuant to an Option) are deemed to be Issued when the Option is Issued. The shares of Common Stock ultimately issuable upon conversion or exercise of a Convertible Security (other than a Convertible Security Issued pursuant to an Option) shall be deemed Issued upon Issuance of the Convertible Security. The maximum amount of Common Stock issuable is determined without regard to any future adjustments permitted under the instrument creating the Options or Convertible Securities.

                                  ARTICLE III

               ADJUSTMENT OF WARRANT PRICE FOR DILUTING ISSUANCES

3.1 WEIGHTED AVERAGE ADJUSTMENT.

         If the Company issues Additional Common Shares after the date of the Warrant and the consideration per Additional Common Share (determined pursuant to Section 4) is less than the Warrant Price in effect immediately before such Issue, the Warrant Price shall be reduced, concurrently with such Issue, to a price (calculated to the nearest hundredth of a cent) determined by multiplying the Warrant Price by a fraction:

                  (a) the numerator of which is the amount of such Common Stock outstanding immediately before such Issue plus the amount of Common Stock that the aggregate consideration received by the Company for the Additional Common Shares would purchase at the Warrant Price in effect immediately before such Issue, and

                  (b) the denominator of which is the amount of Common Stock outstanding immediately before such Issue plus the number of such Additional Common Shares.

3.2 ADJUSTMENT OF NUMBER OF SHARES.

         Upon each adjustment of the Warrant Price, the number of Shares issuable upon exercise of the Warrant shall be increased to equal the quotient obtained by dividing (a) the product resulting from multiplying (i) the number of Shares issuable upon exercise of the Warrant and (ii) the Warrant Price, in each case as in effect immediately before such adjustment, by (b) the adjusted Warrant Price.

3.3. SECURITIES DEEMED OUTSTANDING.

         For the purpose of this Section 3, all securities issuable upon exercise of any outstanding Convertible Securities or Options, warrants, or other rights to acquire securities of the Company shall be deemed to be outstanding.

                                   ARTICLE IV

                          COMPUTATION OF CONSIDERATION

         The consideration received by the Company for the Issue of any Additional Common Shares shall be computed as follows:

                  (a) CASH. Cash shall be valued at the amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends.

                  (b) PROPERTY. Property other than cash shall be computed at the fair market value thereof at the time of the Issue as determined in good faith by the Board of Directors of the Company. (c) MIXED CONSIDERATION. The consideration for Additional Common Shares Issued together with other property of the Company for consideration that covers both shall be determined in good faith by the Board of Directors. (d) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per Additional Common Share for Options and Convertible Securities shall be determined by dividing:

                           (i) the total amount, if any, received or receivable
                  by the Company for the Issue of the Options or Convertible Securities, plus the minimum amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon exercise of the Options or conversion of the Convertible Securities, by

                           (ii) the maximum amount of Common Stock (as set forth
                  in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) ultimately issuable upon the exercise of such Options or the conversion of such Convertible Securities.

                                   ARTICLE V

                                     GENERAL

5.1 GOVERNING LAW.

         This Antidilution Agreement shall be governed in all respects by the laws of the Commonwealth of Massachusetts as such laws are applied to agreements between Massachusetts residents entered into and to be performed entirely within Massachusetts.

5.2 SUCCESSORS AND ASSIGNS.

         Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.3 ENTIRE AGREEMENT.

         Except as set forth below, this Antidilution Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

5.4 NOTICES, ETC.

         All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to Purchaser at Purchaser's address as set forth below, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at the Company's address set forth below, or at such other address as the Company shall have furnished to the Purchaser in writing.

5.5 SEVERABILITY.

         In case any provision of this Antidilution Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Antidilution Agreement shall not in any way be affected or impaired thereby.

5.6 TITLES AND SUBTITLES.

         The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Antidilution Agreement.

5.7 COUNTERPARTS.

         This Antidilution Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.



PURCHASER                                COMPANY
SILICON VALLEY BANK                      OPUS 360 CORPORATION



By:                                      By:
   ---------------------------              ----------------------------
   Name:                                 Name:
        ----------------------                --------------------------
   Title:                                Title:
         ---------------------                 -------------------------
   Address:                              Address:
           -------------------                   -----------------------
           -------------------                   -----------------------
           -------------------                   -----------------------

                         CORPORATE BORROWING RESOLUTION

BORROWER: OPUS360 CORPORATION                BANK: Silicon Valley Bank
          733 3rd Avenue                           3003 Tasman Drive
          New York, New York 10017                 Santa Clara, California 95054

            I, THE UNDERSIGNED SECRETARY OR ASSISTANT SECRETARY OF OPUS360 CORPORATION ("BORROWER"), HEREBY CERTIFY that Borrower is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware.

            I FURTHER CERTIFY that at a meeting of the Directors of Borrower (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

            BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of Borrower, whose actual signatures are shown below:

      NAMES             POSITIONS               ACTUAL SIGNATURES




acting for and on behalf of Borrower and as its act and deed be, and they hereby are, authorized and empowered:

            BORROW MONEY. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers of Borrower and Bank, such sum or sums of money as in their judgment should be borrowed.

            EXECUTE LOAN DOCUMENTS. To execute and deliver to Bank the loan documents of Borrower, on Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of Borrower to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the loan documents, or any portion of the loan documents.

            GRANT SECURITY. To grant a security interest to Bank in any of Borrower's assets, which security interest shall secure all of Borrower's obligations to Bank.

            NEGOTIATE ITEMS. To draw, endorse and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to Borrower or in which Borrower may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of Borrower with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

            LETTERS OF CREDIT. To execute letter of credit applications and other related documents pertaining to Bank's issuance of letters of credit.

            FOREIGN EXCHANGE CONTRACTS. To execute and deliver foreign exchange contracts, either spot or forward, from time to time, in such amount as, in the judgment of the officer or officers herein authorized.

            ISSUE WARRANTS. To issue warrants to purchase Borrower's capital stock, for such class, series and number, and on such terms, as an officer of Borrower shall deem appropriate.

            FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

            BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these Resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of Borrower's agreements or commitments in effect at the time notice is given.

            I FURTHER CERTIFY that the persons named above are principal officers of the Corporation and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that they are in full force and effect and have not been modified or revoked in any manner whatsoever.

            IN WITNESS WHEREOF, I have hereunto set my hand on May __, 1999, and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

X /s/
 ----------------------------------
   *Secretary or Assistant Secretary

X
 ----------------------------------

*NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.